Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
STAAR Surgical Company
Monrovia, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 1, 2010 constituting a part of this Registration Statement, relating to the consolidated financial statements and the effectiveness of Company’s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended January 1, 2010.

/s/ BDO Seidman, LLP
Los Angeles, California

June 15, 2010